Exhibit 99.1

Global Technologies, Ltd. to Spin-Off its Wholly Owned Subsidiary, Markets on Main, LLC, to Shareholders in a Stock Dividend

ST. PETERSBURG, Fla., Dec. 23, 2021 (GLOBE NEWSWIRE) — Global Technologies, Ltd. (OTC Pink: GTLL) (the “Company”), a holding corporation, which, through its subsidiaries, has operations engaged in the online sales of CBD and hemp-related products, the acquisition of intellectual property in the safety and security space, and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, distribution and logistics, is pleased to announce that the Company will spin-off its wholly owned subsidiary, Markets on Main, LLC to shareholders.

On December 17, 2021, the Company’s Board of Directors approved a corporate action to file a Notice of Conversion with the State of Florida for its wholly-owned subsidiary (the “Subsidiary”), Markets on Main, LLC, which will convert the Subsidiary from a limited liability company to a for profit corporation. The Subsidiary’s name will change to Markets on Main, Inc. (“MOM”). In the newly filed Articles of Incorporation for the Subsidiary, it will authorize 500 million shares of common stock and 10 million shares for preferred stock.

Shareholders of Global Technologies, Ltd. (“GTLL”), will receive a pro rata number of shares of the Subsidiary based on the number of shares of GTLL held as of the Record Date. The spin-off is one of the transactions to be completed in the Tersus Power merger. The Company will release information by mid-January 2022 with the definitive Record Date and ratio.

After the spin-off, the Company will retain a 19.99% interest in MOM, with 80.01% of the common shares of MOM distributed to the GTLL common shareholders.

The Company anticipates filing the corporate action with the Financial Industry Regulatory Authority (“FINRA”) shortly after the closing of the Tersus Power merger transaction. The Company will file a Registration Statement with the Securities and Exchange Commission for the shares of MOM issued to the GTLL shareholders. The shares will initially be issued in book entry format and then electronically transferred. The Company will create a Stock Dividend page on its website so that shareholders may follow the progression of the stock dividend.

About Global Technologies, Ltd.:

Global Technologies, Ltd, based in St. Petersburg, Florida, is a holding corporation, which, through its subsidiaries, has operations engaged in the online sales of CBD and hemp-related products, the acquisition of intellectual property in the safety and security space, and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick-and-mortar retail outlets and logistics. For further information, please visit the Company’s website at www.globaltechnologiesltd.info.

About Markets on Main, LLC:

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is A full service, sales and distribution, third-party logistics provider and portal to multi-channel sales opportunities. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM will provide the following services to its clients: inventory management, brand management, fulfillment and drop-ship capabilities, retail distribution and customer service. MOM’s website can be found at www.marketsonmain.com.

Forward-Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd

(727) 482-1505

info@globaltechnologiesltd.info